GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
ANNOUNCES COVID-19 UPDATE AND
FIRST QUARTER 2020 EARNINGS RELEASE DATE

- Declares Regular Quarterly Dividend -
- Withdraws Previous 2020 Guidance -

ATLANTA, GA, April 6, 2020 – Genuine Parts Company (NYSE: GPC) announced today a business update in response to the impact from novel coronavirus (COVID-19). The Company has also prepared a COVID-19 deck to supplement this announcement which can be found at http://genuineparts.investorroom.com. This presentation is based on our current assessment of information available to us as of April 6, 2020.

The Company also plans to release first quarter 2020 earnings on May 6, 2020. In addition, its Board of Directors declared a regular quarterly cash dividend of seventy-nine cents ($0.79) per share on the Company’s common stock. The dividend is payable July 1, 2020 to shareholders of record June 5, 2020.

In response to the rapidly evolving COVID-19 outbreak and pandemic, the Company has implemented preparedness plans to keep our employees and customers healthy and safe, as well as to ensure continued operations and business continuity across our global network. Each of our automotive, industrial and business products segments have been classified as “essential” businesses and our operations remain substantially open to serve our customers through this pandemic, with the exception of France and New Zealand due to preemptive government mandates. Additionally, our supply chain partners have been very supportive and continue to do their part to ensure that service levels to our customers remain strong.

Paul Donahue, Chairman and Chief Executive Officer of Genuine Parts Company, commented, “We continue to take aggressive and necessary measures to keep our workplaces safe while also searching for prudent and innovative ways to maintain our high standard of operation. Protecting our people and keeping our operations up and running remains critical. GPC plays an essential role in keeping major facets of our economy and infrastructure operating, and we will continue to challenge ourselves to meet the needs of our customers.”

Mr. Donahue concluded, “We believe the steps we are taking to stabilize our business in these unprecedented times will position the Company for strong sales and earnings growth as we exit this global pandemic.”

Genuine Parts Company maintains a strong balance sheet and is conserving cash by taking steps to reduce cash outflows associated with capital expenditures and M&A, and suspending share repurchase activity in the current environment. In addition, we have expanded our original $100 million cost savings plan announced last October to include a variety of additional measures to reduce labor and other costs, as appropriate. Finally, while our current liquidity remains strong, with approximately $1.0 billion in cash and unused credit as of March 31, 2020, we continue to work with our banking and other partners for alternative forms of financing and to remain in continued compliance with our debt covenants. Through these actions and our on-going working capital initiatives, the Company has the liquidity to operate through these uncertain times as well as continue to pay the dividend.

Since our last guidance update on February 19, 2020, the growing uncertainties around COVID-19 have rapidly evolved and significantly affected the market conditions across our global operations. While we are uncertain as to its full impact, we expect COVID-19 to negatively impact our financial results, and do not expect to achieve our previously stated full-year 2020 guidance. As a result, the Company is withdrawing all of its previous guidance metrics. We will be reevaluating our guidance metrics as we prepare for our first quarter 2020 earnings release on May 6, 2020.

Earnings Release and Conference Call

The Company plans to release first quarter earnings on May 6, 2020. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. The public may access the call on the Company's website, www.genpt.com, by clicking "Investors," or by dialing 877-407-0789. The conference ID is 13701533. If you are unable to participate during the call, a replay of the call will be available on the Company's website or toll-free at 844-512-2921, ID 13701533, two hours after the completion of the conference call until 12:00 a.m. Eastern time on May 20, 2020.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany, Poland, the Netherlands and Belgium. The Company also distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia through its Industrial Parts Group. S.P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. Genuine Parts Company had 2019 revenues of $19.4 billion. Further information is available at www.genpt.com.

Contacts

Carol B. Yancey, Executive Vice President and CFO - (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations - (678) 934-5628

Forward Looking Statements

Some statements in this press release, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” "to come," “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to our actions positioning us for strong sales and earnings growth, our ongoing efforts to maintain compliance with our debt covenants, liquidity position to continue to operate during these highly uncertain times and plans for future cost savings.

The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the extent and duration of the disruption to our business operations caused by the global health crisis associated with the COVID-19 outbreak, including the effects on the financial health of our business partners and customers, on supply chains and our suppliers, on vehicle miles driven as well as other metrics that affect our business, and on the financial and capital markets; the Company's ability to successfully integrate acquired businesses into the Company and to realize the anticipated synergies and benefits; the Company's ability to successfully divest businesses; the Company's ability to successfully implement its business initiatives in each of its three business segments; slowing demand for the Company's products; changes in national and international legislation or government regulations or policies, including changes to import tariffs and the unpredictability of such changes, data security policies and requirements as well as privacy legislation; changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation and the United Kingdom's exit from the European Union, commonly known as Brexit and the unpredictability of the impact following such exit from the European Union; changes in tax policies; volatile exchange rates; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; labor shortages and the Company's ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; the ability to maintain favorable supplier arrangements and relationships; disruptions in our suppliers' operations, including the impact of COVID-19 on our suppliers as well as our supply chain, including potential problems with inventory availability and the potential result of higher cost of product and international freight due to the high demand of products and low supply for an unpredictable period of time; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company's information systems, as well as other risks and uncertainties discussed in the Company's Annual Report on Form 10-K for 2019 (all of which risks may be amplified by the COVID-19 outbreak) and from time to time in the Company's subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.